EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

FURNISHED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

The undersigned, the Chief Executive Officer of Advanced Energy Industries, Inc. (the “Company”), hereby certifies that to his knowledge on the date hereof:

a)

the Annual Report on Form 10-K of the Company for the year ended December 31, 2023 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2024

/s/ Stephen D. Kelley
Stephen D. Kelley
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.